Exhibit 10.2

AMENDMENT TO THE TAX SHARING AGREEMENT

This Amendment, executed July 8, 2008 and effective as of July 28, 2006 (this “Amendment”), to the Tax Sharing Agreement, entered into as of July 28, 2006 (as may be amended from time to time, the “Agreement”), by and between Avis Budget Group, Inc., a Delaware corporation, formerly known as Cendant Corporation (“Cendant”), Realogy Corporation, a Delaware corporation (“Realogy”), Wyndham Worldwide Corporation, a Delaware corporation (“Wyndham”) and Travelport Inc., a Delaware corporation (“Travelport”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, Section 13.6 of the Agreement provides that no amendment to the Agreement shall be effective unless it shall be in writing and signed by each Party to the Agreement;

WHEREAS, Section 1.3(c)(ii) of the Agreement provides that if a Travelport Sale occurs, any and all rights and obligations of and to Travelport pursuant to the Agreement will be terminated and deemed null and void and be of no further force or effect;

WHEREAS, Travelport was sold to TDS Investor Corporation, formerly known as TDS Investor LLC, pursuant to the Purchase Agreement, dated as of June 30,2006, as amended on August 23,2006, between Cendant and Travelport, on the one hand, and TDS Investor Corporation, on the other hand; and

WHEREAS, Cendant, Realogy and Wyndham (together, the “Parties”) wish to amend the Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended by adding the following defined term after subsection (1 1).

“(11A) “Assume” has the meaning set forth in Section 3.1 .”

2. Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended by adding the following defined term after subsection (12).

“(12A) “Avis Australia” means Avis Management Pty. Ltd.

3. Amendment to Section 1.1(15) (definition of “CCRG Audit Sharing Percentage”). Section 1.1(15) of the Agreement is hereby amended as follows:

(a) Delete “and” at the end of subsection (i)(II).

(b) Add “and” at the end of subsection (i)(III).

(c) Add new subsection (i)(IV) which shall state “the aggregate amount of disallowed deduction, loss or credit directly attributable to any (x) election by or on behalf of Avis Australia and any Subsidiary thereof that is engaged in the Vehicle Rental Business to claim accelerated depreciation for Australian Income Tax purposes or (y) any Refund received by Cendant pursuant to Section 4.1 (e).”

4. Amendment to Section l(16) (definition of “CCRG Entities”). Section 1.1(16) is hereby amended as follows:

(a) Delete “.” at the end of such definition.

(b) Add “and Avis Australia and its Subsidiaries that are engaged in the Vehicle Rental Business, provided, however, that solely for purposes of Income Taxes for the taxable years ended December 3 1,2005 and December 3 1,2006, Avis Australia and such Subsidiaries shall not be treated as CCRG Entities.”

5. Amendment to Section 1.1(3 1 ) (definition of “Cendant Shared Entities”). Section 1.1(3 1) of the Agreement is hereby amended as follows:

(a) Delete “and” at the end of subsection (iii).

(b) Delete “.” at the end of subsection (iv) and insert “; and”

(c) Add subsection (v), which shall state “Avis Australia and its Subsidiaries that are engaged in the Vehicle Rental Business, provided, however, that Avis Australia and such Subsidiaries shall be treated as Cendant Shared Entities solely for purposes of Income Taxes for the taxable years ended December 3 1,2005 and December 31, 2006.”

6. Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended by adding the following defined terms after subsection (45).

“(45A) “Excess 2006 Avis Australia Income Tax Refund” shall mean, with respect to the taxable year ended December 3 1,2006 of Avis Australia and its Subsidiaries that are engaged in the Vehicle Rental Business, the excess, if any, of (i) the amount of the Refund for Income Taxes received by Avis Australia and such Subsidiaries for such taxable year over (ii) the amount of the Refund for Income Taxes, if any, that hypothetically would have been received by Avis Australia and such Subsidiaries for such taxable year assuming (x) that Avis Australia and such Subsidiaries did not elect to claim accelerated depreciation for Australian Income Tax purposes for such year and (y) the same facts and using the same methods, rate(s), elections (other than the election to claim accelerated depreciation), conventions and practices used in determining the actual Income Tax liability of Avis Australia and such Subsidiaries and the amount of such Refund for such Income Taxes for such taxable year set forth in clause (i) of this definition.

7. Amendment to Section 1.1(98). Section 1.1(98) (definition of “Pre-2007 Shared Entity Audit Other Adjustments”) of the Agreement is hereby amended as follows:

(a) Delete subsection (i), and

(b) Add new subsection (i) which shall state:

“the aggregate amount of income and gain set forth in clause (i)(I), the aggregate amount of disallowed deduction, loss or credit (and increased income and gain) set forth in clause (i)(II), the aggregate amount of income and gain (and disallowed deduction, loss or credit) set forth in clause (i)(III), and the aggregate amount of disallowed deduction, loss or credit set forth in clause (i)(IV), of the definition of the defined term “CCRG Audit Sharing Percentage”

8. Amendment to Section 1.1(99). Section 1.1(99) (definition of “Pre-2007 Shared Entity Audit Tax Amount”) of the Agreement is hereby amended by adding the following sentence at the end of such definition:

“For the avoidance of doubt, Pre-2007 Shared Entity Audit Tax Amount shall include any additional amount of Tax required to be paid (including the disallowance of a Refund) resulting from the disallowance of any deduction, loss or credit directly attributable to any election by or on behalf of Avis Australia and any Subsidiary thereof that is engaged in the Vehicle Rental Business to claim accelerated depreciation for Australian Income Tax purposes.”

9. Amendment to Section 2.1. The second sentence of Section 2.1 (a)(i) is hereby replaced and amended in its entirety with the following:

“Such Pre-2007 Cendant Shared Entity Tax Returns shall be prepared in a manner consistent with the past practice of each Cendant Shared Entity unless otherwise required by applicable Law, provided, however, that Cendant shall be permitted to file Income Tax Returns for Avis Australia and its Subsidiaries that are engaged in the Vehicle Rental Business for taxable year ended December 3 1,2006 claiming accelerated depreciation.”

10. Amendment to Section 3.1. Section 3.1 (a) of the Agreement is hereby amended by replacing the words “be liable for” with “accept, assume (or, as applicable, retain) and perform, discharge and fulfill, in accordance with their respective terms (“Assume”)”.

11. Amendment to Section 3.2. Section 3.2(a) of the Agreement is hereby amended by replacing the words “be liable for” with the word “Assume”.

12. Amendment to Section 3.3. Section 3.3(a) of the Agreement is hereby amended by replacing the words “be liable for” with the word “Assume”.

13. Amendment to Section 4.1. Section 4.1 of the Agreement is hereby amended by adding new subsection (e):

“(e) Notwithstanding anything to the contrary in this Section 4.1, Cendant shall be entitled to all Refunds for Income Taxes (i) received by Avis Australia and/or its Subsidiaries that are engaged in the Vehicle

Rental Business, as applicable, for the taxable year ended December 3 1, 2006 in an amount not to exceed the Excess 2006 Avis Australia Income Tax Refund of Avis Australia and such Subsidiaries for such taxable year and (ii) of back-up withholding tax withheld during 2004 with respect to that certain Smith Barney account number 309-13355-17 051 of Gulf Insurance Company, in an amount not to exceed $485,824.81.

14. Amendment to Section 6.1. Section 6.1 of the Agreement is hereby amended by:

(a) adding to Section 6.1 immediately before the words “Cendant shall and shall cause its Subsidiaries” the following:

“In the event that Cendant has not directly paid to the relevant Taxing Authorities the liabilities it has Assumed under this Agreement, then, to the extent such liabilities were paid by Realogy or Wyndham (or any of their Affiliates), as applicable,”; and

(b) replacing the text in Section 6.l(a) in its entirety with the following:

“all such liabilities Assumed by Cendant and for which Cendant is accordingly responsible under this Agreement; and”

15. Amendment to Section 6.2. Section 6.2 of the Agreement is hereby amended by:

(a) adding to Section 6.2 immediately before the words “Realogy shall and shall cause its Subsidiaries” the following:

“In the event that Realogy has not directly paid to the relevant Taxing Authorities the liabilities it has Assumed under this Agreement, then, to the extent such liabilities were paid by Cendant or Wyndham (or any of their Affiliates), as applicable,”; and

(b) replacing the text in Section 6.2(a) in its entirety with the following:

“all such liabilities Assumed by Realogy and for which Realogy is accordingly responsible under this Agreement; and”

16. Amendment to Section 6.3. Section 6.3 of the Agreement is hereby amended by:

(a) adding to Section 6.3 immediately before the words “Wyndham shall and shall cause its Subsidiaries” the following:

“In the event that Wyndham has not directly paid to the relevant Taxing Authorities the liabilities it has Assumed under this Agreement, then, to the extent such liabilities were paid by Cendant or Realogy (or any of their Affiliates), as applicable,”; and

(b) replacing the text in Section 6.3(a) in its entirety with the following: “all such liabilities Assumed by Wyndham and for which Wyndham is accordingly responsible under this Agreement; and”

17. Amendment to Section 7.2. Section 7.2(a) of the Agreement is hereby amended by replacing the text thereof in its entirety with the following:

Section 7.2 Treatment of payments made pursuant to Tax Sharing Agreement.

(a) General. Unless otherwise required by a Final Determination, for U.S. federal income Tax purposes:

(i) Payments made by Cendant, Realogy and Wyndham. In accordance with Revenue Ruling 95-74, 1995-2, C.B. 36, payments made by Cendant, Realogy or Wyndham for or in respect of liabilities Assumed pursuant to this Agreement that, but for such Assumption by Cendant, Realogy or Wyndham, as the case may be, would have been deductible under Section 162 of the Code (and applicable provisions of state and local Law) or capitalized under Section 263 of the Code (and applicable provisions of state and local Law) or otherwise, as the case may be, by the original obligor pursuant to applicable principles of Tax Law, shall be treated for Tax purposes as payments actually made by Cendant, Realogy or Wyndham, as applicable, to Taxing Authorities that are deductible to Cendant, Realogy or Wyndham, as applicable, under Section 162(a) of the Code (and applicable provisions of state and local Law) or capitalized under Section 263 of the Code or otherwise, as the case may be; and

(ii) Indemnification payments. Pursuant to the relation back principle of Revenue Ruling 83-73, 1983-1, C.B. 84, indemnification payments made pursuant to this Agreement by:

(I)	a Spinco Party to Cendant shall be treated for Tax purposes as having been made by the Spinco Party to Cendant immediately before the applicable Distribution;

(II)	Cendant to any of the Spinco Parties shall be treated for Tax purposes as having been made by Cendant to the Spinco Party immediately before the applicable Distribution;

(III)	a Spinco Party to another Spinco Party shall be treated for Tax purposes as having been made by the relevant Spinco Party to Cendant, and by Cendant to the other Spinco Party, immediately before the applicable Distribution.

In each case, none of the Parties shall take any position inconsistent with such treatment, except to the extent that Cendant, Realogy or Wyndham, as the case may be, is required to treat such payment differently as a result of a Final Determination. In the event a Taxing Authority asserts that a Party’s treatment of a payment pursuant to this Agreement should be other than as required pursuant to this Agreement (ignoring any potential inconsistent or adverse Final Determination), such Party shall use its reasonable best efforts to contest such challenge.

18. Amendment to Section 8.8. Section 8.8(a) of the Agreement is hereby amended by:

(a) adding to Section 8.8(a)(i) immediately after the words “Cendant shall” the following:

“Assume,”

(b) adding to Section 8.8(a)(ii) immediately after the words “Realogy shall” the following:

“Assume,” and

(c) adding to Section 8.8(a)(iii) immediately after the words

“Wyndham shall” the following:

“Assume,”.

19. Amendment to Section 8.9. Section 8.9(a) of the Agreement is hereby amended by replacing the first sentence thereof (up to subsection (i)) with the following:

“(a) In connection with any Final Determination that occurs after the date hereof in respect of a Pre-2007 Shared Entity Audit other than a Final Determination (x) in respect of any federal Income Tax audit of the affiliated group of which Cendant was the common parent for all taxable years through December 3 1,2002 (the “Ongoing Federal Income Tax Audits”), (y) as to the correlative state Income Tax consequences that follow from any Final Determination with respect to such Ongoing Federal Income Tax Audits (the “Ongoing State Income Tax Audits”) or (z) attributable to the 2003 reorganization of Cendant’s time share business but only to the extent that the Final Determination described in this clause (z) results in the utilization of a foreign Income Tax credit (such Final Determination, after elimination of the Final Determinations described in clauses (x), (y), and (z) a “Section 8.9 Final Determination”), which Section 8.9 Final Determination results, in the utilization of a net operating loss carryover or Credit Carryover as a result of an increase of items of taxable income or gain of (or the disallowance of items of deduction, loss or credit with respect to) a Shared Entity relating to a Pre-2007 Shared Entity Tax Return, then, with respect to each Applicable Tax Benefit Party, subject to Section 8.10 (relating to the establishment of Caps and Incremental Costs):”

20. Amendment to Section 8.13. Section 8.13 of the Agreement is hereby amended by:

(a) replacing the word “Indemnity” in the heading with the word “Payment”;

(b) adding to Section 8.13(a) immediately after the words “Realogy shall” the following:

“Assume, be liable for and shall”; and

(c) adding to Section 8.13(b) immediately after the words “Wyndham shall” the following:

“Assume, be liable for and shall”.

21. Schedule B. On Schedule By the line item setting forth the amount of Various State Tax Exposures for Income Tax of Realogy for 1994 - 2005 shall be amended to read 1,666,439 (instead of 1,400,253) and the line item setting forth the amount of Various State Tax Exposures for Income Tax for Wyndham for 1992 - 2005 shall be amended to read 2,639,868 (instead of 4,502,501). In addition, the schedule entitled “Proposed Amendment to Schedule B-Various State Tax Exposures” attached to this Amendment shall be attached as page 2 to Schedule B of the Tax Sharing Agreement.

22. Governing; Law. This Amendment shall be governed by and construed in accordance with the internal Laws, and not the Laws governing conflicts of Laws (other than Sections 5-1401 and 5-1 402 of the New York General Obligations Law), of the State of New York.

23. Miscellaneous.

(a) Except as expressly amended and supplemented hereby, the Agreement remains in full force and effect.

(b) This Amendment may be executed by the Parties in multiple counterparts which may be delivered by facsimile transmission. Each counterpart when so executed and delivered shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each Party has caused this Amendment to the Agreement to be duly executed on its behalf by an authorized officer as of the date first above written.

AVIS BUDGET GROUP, INC.

By:	/s/ David B. Wyshner
Name: David B. Wyshner
Title: Executive Vice President and
Chief Financial Officer

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President,
Chief Financial Officer and Treasurer

WYNDHAM WORLDWIDE CORPORATION

By:	/s/ Virginia Wilson
Name: Virginia Wilson
Title: Executive Vice President and
Chief Financial Officer